Exhibit 10.1

Triple Net Lease

PARTIES

This Lease is executed in duplicate in Mountain View, California, this 26th day of April, 2017, by and between ZIC 1212 Terra Bella LLC, a California limited liability company, and Iridex Corporation, a Delaware corporation, hereinafter referred to respectively as “Lessor” and “Lessee”, without regard to number or gender.

PREMISES

1.  Lessor hereby leases to Lessee, and Lessee hires from Lessor, those certain premises, hereinafter referred to as “the Premises,” situated in the City of Mountain View, County of Santa Clara, State of California, and more particularly described as follows: the approximately 37,166 rentable square foot office building commonly known as 1212 Terra Bella Avenue (the “Building”), together with the parcel of land underlying the Building, as more particularly described on Exhibit A attached to this Lease.  Such lease shall include the exclusive right to use all of the parking spaces on the Premises.

Lessor and Lessee acknowledge that they previously entered into that certain Lease of the Premises dated as of December 6, 1996, as amended by a Lease Amendment and Extension dated as of September 15, 2003, a Second Lease Amendment and Extension dated as of December 22, 2008, a Third Amendment to Lease dated as of August 4, 2014, and a Fourth Amendment to Lease dated January 31, 2016 (collectively, the “Existing Lease”), and that the term of the Existing Lease will expire on February 28, 2019.

USE

2.  The Premises shall be used and occupied by Lessee solely for the following purposes: design, testing, manufacturing, assembly, sales, office, administration, and research and development, and for no other purpose without the prior written consent of Lessor, which may be granted or withheld in its sole and absolute discretion.

TERM; LESSOR’S EARLY TERMINATION RIGHT

3.  The term of this Lease (the “Term” or “term”) shall commence on March 1, 2019 (the “Commencement Date”), and shall end on the last day of February, 2022.

Notwithstanding anything in this Lease to the contrary, Lessor shall have the right, in its sole and absolute discretion, to terminate this Lease by giving written notice to Lessee at least thirty (30) months prior to the effective date of termination.  If Lessor exercises such right, then this Lease shall terminate on such date as though it were the natural expiration of the term of this Lease.

RENTAL

4.  Base Monthly Rent shall be payable to the Lessor without defense, deduction or offset at the address set forth in paragraph 23 below, or at such other place or places as may be designated from time to time by the Lessor, in the following amounts:

On March 1, 2019, and on the first day of each succeeding month to and including February 1, 2020, One Hundred Nine Thousand Six Hundred Thirty Nine and 70/100 Dollars ($109,639.70) shall be due and payable as Base Monthly Rent.

On March 1, 2020 and on the first day of each succeeding month to and including February 1, 2021, One Hundred Twelve Thousand Nine Hundred Twenty-Eight and 89/100 Dollars ($112,928.89) shall be due and payable as Base Monthly Rent.

On March 1, 2021 and on the first day of each succeeding month to and including February 1, 2022, One Hundred Sixteen Thousand Three Hundred Sixteen and 76/100 Dollars ($116,316.76) shall be due and payable as Base Monthly Rent.

Base Monthly Rent shall be paid monthly in advance. In addition, Lessee shall pay to Lessor on the first day of each month during the term hereof, as additional rent, a monthly management fee (the “Management Fee”) equal to three percent (3%) of the Base Monthly Rent then due. All other costs and charges payable by Lessee in accordance with the terms of this Lease (including but not limited to property taxes, insurance premiums and maintenance costs) shall be deemed to be additional rent.  All Base Monthly Rent and additional rent shall constitute “rent” for all purposes.  Except as otherwise provided in this Lease, all additional rent shall be due within thirty (30) days after delivery of Lessor’s invoice.

SECURITY DEPOSIT

5.  Pursuant to the Existing Lease, Lessor currently is holding a deposit in the amount of Forty-Six Thousand Four Hundred Fifty-Seven and 50/100 Dollars (the “Existing Security Deposit”) as security for the full and faithful performance of each Lessee’s obligations under the Existing Lease.  Lessor shall continue to hold the Existing Security Deposit from and after the Commencement Date under this Lease as security for the full and faithful performance by Lessee of every term, provision, covenant and condition of this Lease.  If Lessor uses any portion of the Existing Security Deposit to cure any default beyond applicable notice and cure periods by Lessee under the Existing Lease, Lessee shall replenish the security deposit to the original amount within ten (10) days of written notice from Lessor.

In the event Lessee defaults beyond applicable notice and cure periods in respect of any of the terms, provisions, covenants or conditions of this Lease, including, but not limited to the payment of rent, Lessor may use, apply or retain the whole or any part of such security for the payment of any rent in default, to compensate Lessor for any damages arising from an Event of Default, or for any other sum which Lessor may spend or be required to spend by reason of Lessee’s default, including, without limitation, any costs incurred by Lessor in dealing with any of Lessee’s property left on the Premises at the expiration or termination of this Lease.  If Lessor uses any portion of the security deposit to cure any default by Lessee hereunder, Lessee shall replenish the security deposit to the original amount within ten (10) days of written notice from Lessor.  Lessee’s failure to do so shall constitute a material breach of this Lease and an Event of Default.  Should no default exist as of the expiration of the term of this Lease, the security or any balance thereof shall be returned to Lessee or, at the option of Lessor, to the last assignee of Lessee’s interest in this Lease within thirty (30) days after the expiration of the term hereof or after Lessee has surrendered the Premises, whichever is later.  Lessee shall not be entitled to any interest on said security deposit.  Lessor shall not be required to keep the aforesaid deposit in a separate account but may commingle said funds with Lessor’s other accounts.  Lessee hereby waives the provisions of Section 1950.7 of the California Civil Code, or any successor statute, and all other provisions of law, now or hereafter in effect, which (i) establish the time frame by which a lessor must refund a security deposit under a lease, and/or (ii) provide that a lessor may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by a lessee or to clean the premises, it being agreed that Lessor may, in addition, claim those sums specified in this Section above and/or those sums reasonably necessary to compensate Lessor for any loss or damage caused by Lessee's default of the Lease, as amended hereby, including, but not limited to, all damages or rent due upon termination of this Lease pursuant to Section 1951.2 of the California Civil Code.

POSSESSION

6.  Lessee and Lessor acknowledge that Lessee is currently in possession of the Premises and subject to the terms and conditions in the Existing Lease and this Lease, Lessee shall be deemed to have accepted possession of the Premises under this Lease as of the Commencement Date.

ACCEPTANCE OF PREMISES AND SURRENDER

7.  By entry hereunder, the Lessee accepts the Premises from Lessor in its “as is”, “where is” condition.  Lessor has made no representations or warranties respecting the Premises and Lessee has had the opportunity to investigate and inspect the Premises and has satisfied itself that the Premises are suitable for the Lessee’s intended use thereof and that such use is in compliance with applicable zoning laws and codes.  Except as set forth in paragraph 36 below, Lessor shall have no obligation to contribute toward any improvements to the Premises whatsoever.  The Lessee agrees on the last day of the term hereof, or on sooner termination of this Lease, to surrender to Lessor the Premises, which shall, except as otherwise provided in paragraph 9 below, include all Alterations, additions, and improvements which may have been made in, to, or on the Premises by or on behalf of Lessor or Lessee, in the same condition existing as of the Commencement Date, excepting for such wear and tear as would be normal for the period of the Lessee’s occupancy, casualties, condemnation, the presence of Hazardous Materials (other than those released or emitted by Lessee or its agents, employees, contractors, or other invitees), and repairs that Lessee is not responsible for under the express terms of this Lease.  Lessee, on or before the end of the term or sooner termination of this Lease, shall remove all Lessee’s personal property and trade fixtures from the Premises and all property not so removed shall be deemed to be abandoned by the Lessee.  If the Premises are not surrendered at the end of the term or sooner termination of this Lease, the Lessee shall indemnify the Lessor against loss or liability resulting from delay by the Lessee in so surrendering the Premises including, without limitation, any claims made by any succeeding lessee founded on such delay.

For purposes of Section 1938 of the California Civil Code, Lessor hereby discloses to Lessee, and Lessee hereby acknowledges, that the Premises have not undergone inspection by a Certified Access Specialist (CASp). Pursuant to Section 1938 of the Civil Code, upon at least thirty (30) days’ prior written notice to Lessor, Lessee shall have the right to require a CASp inspection of the Premises.  If Lessee requires a CASp inspection of the Premises, then: (a) Lessor and Lessee shall mutually agree on the arrangements for the time and manner of the CASp inspection during such 30-day period; (b) the contract with the CASP inspector shall require the inspector to perform the inspection in accordance with the standard of care applicable to experts performing such inspections, Lessor shall be an intended third party beneficiary of such contract, and the contract shall otherwise comply with the provisions of paragraph 9 of this Lease; (c) the CASp inspection shall be conducted (i) at Lessee's sole cost and expense, (ii) by a CASp reasonably approved in advance by Lessor, (iii) in a manner reasonably satisfactory to Lessor, and (iv) shall be addressed to, and, upon completion, promptly delivered to, Lessor and Lessee; (d) the information in the inspection shall not be disclosed by Lessee to anyone other than contractors, subcontractors, and consultants of Lessee who are retained by Lessee to complete any repairs or correct violations to the extent that Lessee has agreed to undertake such repairs or corrections or who otherwise have a need to know the information therein and who are directed not to further disclose such information; and (e) pursuant to paragraph 14, Lessee or Lessor, as the case may be, shall correct any violations of the construction related accessibility standards within or relating to the Premises.

NOTICE:  A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction related accessibility standards under state law.  Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant.  The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs to correct violations of the construction related accessibility standards within the premises.

USES PROHIBITED

8.  Lessee shall not commit, or suffer its agents, employees or contractors to commit, any waste upon the Premises, or any nuisance, or other act or thing which may disturb the quiet enjoyment of any other lessee in or around the buildings in which the Premises may be located, or allow any sale by auction upon the Premises, or allow the Premises to be used by Lessee’s agents, employees or contractors for any improper, unlawful or objectionable purpose, or place any loads upon the floor, walls, or roof which endanger the structure, or place any harmful liquids in the drainage system of the building.  No waste materials or refuse shall be dumped by Lessee’s agents, employees, contractors or other invitees upon any part of the Premises outside of the building proper.  No materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any nature shall be stored by Lessee’s agents, employees, contractors or other invitees upon any portion of the Premises outside of the buildings proper, and except as otherwise expressly provided herein, Lessee shall conduct all activities indoors.  Lessee shall not permit any food truck or other retail business to conduct sales from any portion of the Premises, except with Lessor’s prior written consent, which consent Lessor may condition upon receipt of reasonable evidence that such business maintains liability insurance satisfactory to Lessor, and naming Lessor as an additional insured.  Lessee shall be solely responsible for any act or omission of any retail business operating on the Premises at Lessee’s request or with its consent, authorization or permission, whether actual or implied, and whether with or without Lessor’s consent.

ALTERATIONS AND ADDITIONS

9.  Lessee shall make no alterations, additions or improvements to the Premises or any part thereof (collectively “Alterations”) without obtaining the prior written consent of the Lessor.  Lessor’s consent to any Alterations that may damage or adversely affect the Building’s structure or the roof or the HVAC, electrical, mechanical, plumbing, or life-safety equipment systems may be withheld in Lessor’s sole and absolute discretion.  All Alterations shall be in accordance with plans and specifications approved by Lessor and shall be carried out by a reputable licensed contractor and in compliance with all applicable laws, codes, rules and regulations.  The Lessor may impose as a condition to the aforesaid consent such additional requirements as Lessor may deem necessary in Lessor’s reasonable discretion, including without limitation requirements respecting the manner in which the work is done, Lessor’s right of approval of the contractor by whom the work is to be performed, and the times during which it is to be accomplished.  Upon written request of Lessor at the time it consents to any Alteration, Lessee shall, at its sole expense and prior to the expiration or earlier termination of the Lease, remove any such Alteration installed by or for Lessee and repair any damage resulting from such removal. At Lessor’s request, Lessee also shall remove at its sole expense and prior to the expiration or earlier termination of the Lease any Alterations that were made without Lessor’s prior written consent and repair any damage resulting from such removal.  All Alterations shall, upon completion, become part of the Premises and the property of the Lessor. All Alterations not specified to be removed as set forth above shall at the expiration or earlier termination of the Lease remain upon and be surrendered with the Premises.  All movable furniture, business and trade fixtures, and machinery and equipment shall remain the property of the Lessee and may be removed by the Lessee at any time during the Lease term.  Items which are not to be deemed as movable furniture, business and trade fixtures, or machinery and equipment shall include heating, lighting, electrical systems, air conditioning, partitioning, carpeting, or any other installation which has become an integral part of the Premises.  The Lessee will give the Lessor five (5) business days’ notice prior to the commencement of any Alterations work and will at all times permit notices of non-responsibility to be posted and to remain posted until the completion of Alterations.  Notwithstanding anything to the contrary in this Section 9, Lessee may construct non-structural Alterations in the

Premises without Lessor’s prior approval (but with at least ten (10) business days’ prior notice to Lessor), if (a) the cost of any such project does not exceed Twenty-Five Thousand Dollars ($25,000), (b) such Alterations are entirely located in the interior of the Building, (c) do not adversely affect the Building’s HVAC, electrical, mechanical, plumbing, sprinklers or life-safety systems and equipment, (d) do not require the issuance of a building permit, and (e) are not visible from the exterior of the Building.

MAINTENANCE OF PREMISES

10.  Lessee shall, at Lessee’s sole cost, keep and maintain the interior of the Premises and every part thereof, including but not limited to, glass and glazing, plumbing and electrical systems, any store front and all components of the interior of the Premises in good order, condition, and repair, and in the event Lessee fails to keep and maintain any part of the Premises as required hereunder to Lessor’s maintenance standards as determined by Lessor in its reasonable discretion from time to time, then after ten (10) days after Lessor’s notice to Lessee to cure such breach, Lessor may make such repairs or do such maintenance at Lessee’s expense and Lessee shall pay the cost thereof as additional rent.  Lessor shall, at Lessor’s cost and expense, maintain the structural integrity of the exterior walls, structural portions of the roof, foundations and floors, except that Lessee shall pay, as additional rent, the cost of any repairs or replacements thereto necessitated by the negligence or wrongful act of the Lessee or Lessee’s agents, employees, contractors or other invitees. Lessor shall, at Lessor’s expense (but subject to reimbursement by Lessee as provided below), maintain, repair and (if necessary in the judgment of Lessor’s experts) replace the roof covering, HVAC systems, electrical and plumbing systems, fire sprinkler system (if any), landscaping, parking lot surface, exterior lighting, exterior paint and other portions of the Premises outside the interior of the Building (“Lessor’s Maintenance Services”) during the term of this Lease, as may be extended.  Lessee shall reimburse Lessor as Additional Rent the cost incurred by Lessor in performing Lessor’s Maintenance Services, within thirty (30) days after delivery of invoice from Lessor; provided, however, that  (except where repair or replacement of the parking lot surface, landscaping, exterior lighting, exterior paint, roof or HVAC or fire sprinkler system are necessitated by the negligence, misuse or wrongful act of the Lessee or Lessee’s agents, employees, contractors or other invitees, in which event Lessee shall pay the costs thereof in a lump sum on demand), costs of replacement (as opposed to repair) and capital repairs (defined as a single repair the cost of which exceeds $25,000) of the foregoing shall be amortized over the useful life thereof (as determined in Lessor’s reasonable judgment), and Lessee shall pay Lessor as Additional Rent a monthly payment equal to the monthly amortization, together with interest on the unamortized amount at an annual rate of interest equal to the sum of the “prime rate” charged on business loans by Wells Fargo Bank, N.A., plus three percent (3%).  Lessee expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford the Lessee the right to make repairs at Lessor’s expense or to terminate this Lease because of Lessor’s failure to keep the Premises in good order, condition or repair.

FIRE AND EXTENDED COVERAGE INSURANCE AND SUBROGATION

11.  Lessee shall not use, or permit the Premises, or any part thereof, to be used by Lessee’s agents, employees, contractors, or other invitees for any purposes other than that for which the Premises are hereby leased and no use shall be permitted on the Premises by Lessee’s agents, employees, contractors, or other invitees nor acts done by Lessee’s agents, employees, contractors, or other invitees which would cause a cancellation of any insurance policy covering the Premises, or any part thereof, nor shall Lessee sell or permit to be kept, used or sold by Lessee’s agents, employees, contractors, or other invitees in or about the Premises, any article which may be prohibited by the standard form of fire insurance policies.  Lessee shall, at its sole cost and expense, comply with any and all requirements, pertaining to its particular use of the Premises (as opposed to use for general office purposes), of any insurance organization or company, necessary for the maintenance of reasonable fire and public liability insurance, covering the Building and all improvements and betterments.

11.1  Lessee shall, at its expense, obtain and keep in force during the term of this Lease (i) a policy of commercial general liability insurance (including cross liability), with minimum coverages of Two Million and no/100ths Dollars ($2,000,000.00) per occurrence combined single limit for bodily injury and for property damage, with a Two Million and no/100ths Dollars ($2,000,000.00) general aggregate limit, with the Premises as the “location” and the aggregate applied on a per location basis, insuring Lessee and naming Lessor, Lessor’s officers, Lessor’s property manager and Lessor’s lender as Additional Insureds as their interests may appear, against any liability arising out of the condition, use, occupancy or maintenance of the Premises, (ii) worker’s compensation in statutory limits, and (iii) if Lessee operates owned, leased or non-owned vehicles at the Premises, comprehensive automobile liability insurance with a minimum coverage of $1,000,000 per occurrence, combined single limit for bodily injury and property damage.  Evidence of coverage must be in the form of a Certificate of Insurance accompanied by the appropriate Additional Insured endorsements, all in form and substance reasonably satisfactory to Lessor.  The limits of said insurance shall not limit the liability of Lessee hereunder.

11.2  Lessee shall at its expense, keep in force during the term of this Lease, a policy of fire and property damage insurance in a “special” form with a sprinkler leakage endorsement, insuring Lessee’s inventory, fixtures, equipment and personal property within the Premises for the full replacement value thereof, and insuring Lessee’s interest in any improvements and betterments constructed by or for Lessee in the Premises for the full replacement value thereof, including code upgrade coverage.  Upon execution of this Lease and annually thereafter upon renewal of such policies, Lessee shall provide Lessor with certificates of insurance, together with such loss payee endorsements and other endorsements as Lessor may require in its reasonable discretion, evidencing coverages the Lessee is required to carry pursuant to 11.1 and 11.2.  The policies shall provide that the insurer shall endeavor to provide thirty (30) days’ advance written notice of cancellation (ten (10) days for cancellation due to nonpayment of premium) to Lessor and Lessor’s lender.  In all events, Lessee shall provide written notice to Lessor within five (5) days after Lessee’s receipt of notice from the insurer of any cancellation or non-renewal of such policies. The policies shall otherwise be in a form reasonably acceptable to Lessor and be issued by a carrier admitted in the State of California with an AM Best rating of A-VII or better.

11.3  Lessor shall maintain a policy of commercial general liability insurance and a policy or policies of fire and property damage insurance in a “special” form including rental interruption coverage, with sprinkler leakage and, at the option of Lessor, earthquake endorsements, covering loss or damage to the Building for the full replacement cost thereof, subject to commercially reasonable deductibles.

11.4  Lessee shall pay to Lessor as additional rent, during the term hereof, upon receipt of an invoice therefore, one hundred percent (100%) of the premiums and deductibles paid by Lessor(provided, the deductible amount shall be amortized over the useful life of the improvement for which such insurance deductible is applicable and Lessee shall only be obligated to reimburse Lessor for the amortized portion of the deductible amount that occurs during the term of this Lease as may be extended) with respect to any insurance obtained by Lessor pursuant to 11.3 above.  Lessor may obtain such insurance for the Premises separately, or together with other property which Lessor elects to insure together under blanket policies of insurance.  In such case Lessee shall be liable for only such portion of the premiums for such blanket policies as are allocable to the Premises.  Lessee’s obligation under this paragraph shall be prorated to reflect the commencement and termination dates of the Lease.

11.5  Notwithstanding anything in this Lease to the contrary, Lessee and Lessor each hereby release the other and waive any and all rights of recovery against the other, or against the officers, directors, employees, partners, agents and representatives of the other, for loss of or damage to the property of the waiving party or the property of others under its control, to the extent such loss or damage is caused by or results from a risk which is insured against under any insurance policy carried or required to be carried by Lessor or Lessee hereunder, without regard to the negligence or willful misconduct of the entity so released.  Each party shall notify their respective insurance carriers of this waiver.

11.6   Lessee shall carry and maintain, at Lessee’s sole cost and expense, increased coverage amounts of the insurance required to be carried by Lessee pursuant to this Paragraph 11 and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Lessee's operations therein, as may be reasonably requested by Lessor, provided that such insurance is consistent with the requirements of landlords of comparable buildings in the vicinity of the Premises.

ABANDONMENT

12.  Lessee shall not abandon the Premises at any time during the term; and if Lessee shall abandon or surrender the Premises, or be dispossessed by process of law, or otherwise, any personal property belonging to Lessee and left on the Premises shall be deemed to be abandoned, at the option of Lessor, except such property as may be mortgaged to Lessor.

LIENS

13.  Lessee shall keep the Premises free from any liens arising out of any work performed, materials furnished, or obligations incurred by Lessee, and shall protect, defend with counsel reasonably satisfactory to Lessor, indemnify and hold Lessor harmless from and against any claims, liabilities, judgments or costs (including, without limitation, reasonable attorneys' fees and costs) arising out of same or in connection therewith.  Lessee shall remove any such lien or encumbrance by bond or otherwise within ten (10) business days after notice by Lessor, and if Lessee shall fail to do so, Lessor may pay the amount necessary to remove such lien or encumbrance, without being responsible for investigating the validity thereof. Lessee shall reimburse Lessor for the amount so paid upon demand, as additional rent.

COMPLIANCE WITH GOVERNMENTAL REGULATIONS

14.  Lessee shall, at its sole cost and expense, comply with all statutes, codes, ordinances, rules, regulations and other requirements of all Municipal, State and Federal authorities (collectively, “Laws”) now in force, or which may hereafter be in force, with respect to the condition, use or occupancy of the Premises, and shall faithfully observe in the use of the Premises all Laws now in force or which may hereafter be in force.  The judgment of any court of competent jurisdiction, or the admission of Lessee in any action or proceeding against Lessee, whether Lessor be a party thereto or not, that Lessee has violated, or that the Premises are not in compliance with, any Laws, shall be conclusive of that fact as between Lessor and Lessee.  Lessee’s obligations under this paragraph 14 or paragraph 11 above shall include the obligation to make, at Lessee’s sole cost, any Alterations to the Premises which are required by applicable Laws, provided that (a) notwithstanding anything to the contrary herein, Lessee shall not be required to make any such Alterations (other than those required (i) by reason of Lessee’s particular use of the Premises, (ii) by reason of (or that are triggered by) a CASP inspection requested by Lessee, or

(iii) by reason of Alterations undertaken by Lessee, which collectively are referred to as “Lessee-Caused Alterations”), Lessor shall perform such Alterations (other than Lessee-Caused Alterations), and Lessee shall only be required to pay an allocable portion of the costs of such required Alterations (other than Lessee-Caused Alterations) based on the ratio of the remaining Lease term to the useful life of such Alterations, and (b) other than Lessee-Caused Alterations, Lessee shall not be required to pay any portion of the cost of Alterations which are legally required to be made as of the date of this Lease and as to which Lessor receives notice of such requirement prior to the date sixty (60) days after the Commencement Date. Lessee shall be solely responsible for making and paying for any Alterations required as the result of any Lessee-Caused Alterations.

INDEMNIFICATION OF LESSOR

15.  Neither Lessor nor Lessor’s agents, nor any shareholder, constituent partner or other owner of Lessor or any agent of Lessor nor any contractor, officer, director or employee of any thereof shall be liable to Lessee, and Lessee waives all claims against Lessor and such other persons, for any injury to or death of any person or for loss of use of or damage to or destruction of property in or about the Premises by or from any cause whatsoever, unless caused solely by the active negligence or willful misconduct of Lessor, its agents or employees.  Lessee agrees to indemnify and hold Lessor, Lessor’s agents, the shareholders, constituent partners and/or other owners of Lessor or any agent of Lessor, and all contractors, officers, directors and employees of any thereof (collectively, “Indemnitees”), and each of them, harmless from and to protect and defend with counsel reasonably satisfactory to Lessor each Indemnitee against any and all claims, demands, suits, liability, damage or loss and against all costs and expenses, including reasonable attorney’s fees incurred in connection therewith, (a) arising out of any injury or death of any person or damage to or destruction of property occurring in, on or about the Premises, from any cause whatsoever, unless caused solely by the gross negligence or willful misconduct of such Indemnitee, or (b) occurring in, on or about the Premises, when such claim, injury or damage is caused or allegedly caused in whole or in part by the act, neglect, default, or omission of any duty by Lessee, its former or current agents, contractors, employees, invitees, or sublessees, or (c) arising from any failure of Lessee to observe or perform any of its obligations hereunder.

The provisions of this paragraph shall survive the expiration or termination of this Lease with respect to any claims or liability occurring prior to such expiration or termination.

ADVERTISEMENTS AND SIGNS

16.  Lessee shall not place or permit to be placed by its agents, employees or contractors, in, upon or about the Premises any signs not approved by the city or other governing authority.  Lessee shall not place, or permit to be placed by its agents, employees, contractors, or other invitees in, upon or about the Premises, any signs, advertisements or notices without the prior written consent of the Lessor.  Lessee shall remove any signs placed by it or its sublessees or assignees and its and their respective agents, employees, contractors or other invitees in, upon or about the Premises at the expiration or termination of this Lease, and repair any damage or injury to the Premises caused thereby, and if not so removed by Lessee then Lessor may have same so removed at Lessee’s expense, as additional rent.  Any sign placed without the express written consent of Lessor may be removed by Lessor at Lessee’s sole expense, as additional rent.  Lessor hereby approves the signage existing on or about the Premises as of the date this Lease is executed.

UTILITIES

17.  Lessee shall pay for all water, gas, heat, light, power, telephone service and all other utilities or services supplied to the Premises. Whenever possible, Lessee shall contract with the service providers directly. If the Premises are not served by separate water, gas and/or electrical meters, Lessor shall contract with such service provider and Lessee shall pay to Lessor its share of the costs of such utilities for the entire Premises, as determined by Lessor based on square footage or other equitable method.  As to any utilities that Lessee contracts for directly, Lessee shall maintain records of its utility usage and shall provide such records to Lessor upon Lessor’s request to enable Lessor to comply with any applicable Laws respecting disclosure of utility usage.

ATTORNEY’S FEES

18.  If a legal action is commenced for the possession of the Premises, for the recovery of any sum due hereunder, or because of the breach of any other covenant herein, the losing party shall pay to prevailing party reasonable attorneys’

fees and costs incurred in such action, including any appeal thereof, which fees and costs shall be payable whether or not such action is prosecuted to judgment.

DEFAULT AND REMEDIES

19.  The occurrence of any one or more of the following events (each an “Event of Default”) shall constitute a breach of this Lease by Lessee:

(a)  Lessee fails to pay any Base Monthly Rent or additional rent under this Lease as and when it becomes due and payable and such failure continues for more than five (5) days after Lessor’s delivery of written notice to Lessee that such Rent or other charge is past due; or

(b)  Lessee fails to perform or breaches any other covenant of this Lease to be performed or observed by Lessee as and when performance or observance is due and such failure or breach continues for more than fifteen (15) days after Lessor gives written notice thereof to Lessee; provided, however, that if such failure or breach cannot reasonably be cured within such period of fifteen (15) days, an Event of Default shall not exist as long as Lessee commences with due diligence and dispatch the curing of such failure or breach within such period of fifteen (15) days and, having so commenced, thereafter prosecutes diligently and continuously and completes the curing of such failure or breach within a reasonable time; or

(c)  Lessee files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy, insolvency or other debtors’ relief law of any jurisdiction; makes an assignment for the benefit of its creditors; or consents to the appointment of a custodian, receiver, trustee or other officer with similar powers of Lessee or of any substantial part of Lessee’s property; or

(d)  A court or government authority enters an order, and such order is not vacated within thirty (30) days, appointing a custodian, receiver, trustee or other officer with similar powers with respect to Lessee or with respect to any substantial part of Lessee’s property; or constituting an order for relief or approving a petition for relief or reorganization or arrangement or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy, insolvency or other debtors’ relief law of any jurisdiction; or ordering the dissolution, winding-up or liquidation of Lessee; or

(e)  Lessee abandons the Premises.

19.1  If an Event of Default occurs, Lessor shall have the right at any time to give a written termination notice to Lessee and, on the date specified in such notice, Lessee’s right to possession shall terminate and this Lease shall terminate.  Upon such termination, Lessor shall have the right to recover from Lessee:

(i)  The worth at the time of award of all unpaid rent which had been earned at the time of termination;

(ii)  The worth at the time of award of the amount by which all unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Lessee proves could have been reasonably avoided;

(iii)  The worth at the time of award of the amount by which all unpaid rent for the balance of the term of this Lease after the time of award exceeds the amount of such rental loss that Lessee proves could be reasonably avoided; and

(iv)  All other amounts necessary to compensate Lessor for all the detriment proximately caused by Lessee’s failure to perform all of Lessee’s obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.

The “worth at the time of award” of the amounts referred to in clauses (i) and (ii) above shall be computed by allowing interest at the maximum annual rate allowed by law for business loans (not primarily for personal, family or household purposes) not exempt from the usury law at the time of termination or, if there is no such maximum annual interest rate, at the rate of twelve percent (12%) per annum.  The “worth at the time of award” of the amount referred to in clause (iii) above shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).  For the purpose of determining unpaid rent under clauses (i),

(ii) and (iii) above, the rent reserved in this Lease shall be deemed to be the total rent payable by Lessee under this Lease, including Base Monthly Rent, additional rent and all other sums payable by Lessee under this Lease.

19.2  Even though Lessee has breached this Lease, this Lease shall continue in effect for so long as Lessor does not terminate Lessee’s right to possession. Lessor shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations).  Accordingly, if Lessor does not elect to terminate this Lease on account of any Event of Default by Lessee, Lessor may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.  Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Lessor to protect Lessor’s interest under this Lease shall not constitute a termination of Lessee’s right to possession unless written notice of termination is given by Lessor to Lessee.

19.3  The remedies provided for in this Lease are in addition to all other remedies available to Lessor at law or in equity by statute or otherwise.

19.4  If Lessee shall fail to perform any obligation or covenant pursuant to this Lease within a reasonable period of time (not to exceed 15 days) following notice from Lessor to do so, then Lessor may, at its election and without waiving any other remedy it may otherwise have under this Lease or at law, perform such obligation or covenant and Lessee shall pay to Lessor, as Additional Rent, the costs incurred by Lessor in performing such obligation or covenant.

19.5Any notices given or delivered to Lessee under Section 19(a) and (b) above may be given to Lessee by email.

LATE CHARGES AND INTEREST

20.  Lessee hereby acknowledges that late payment by Lessee to Lessor of rent and other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain.  Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Lessor by the terms of any mortgage or trust deed covering the Premises.  Accordingly, if any installment of rent or any other sum due from Lessee shall not be received by Lessor or Lessor’s designee within five (5) days after such amount shall be due, Lessee shall pay to Lessor a late charge equal to ten percent (10%) of such overdue amount.  The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee.  Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee’s default with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder.  Notwithstanding the foregoing, before assessing a late charge or late interest the first time in any one (1) year period, Lessor shall provide Lessee written notice of the delinquency, and shall waive such late charge and late interest if Lessee pays such delinquency within five (5) days thereafter.

If any rent or other sums due and payable under the Lease remains delinquent for a period in excess of five (5) calendar days, then, in addition to any late charge payable, Lessee shall pay to Lessor interest on any rent that is not so paid from the date due until paid at the then maximum rate of interest not prohibited or made usurious by Law, not to exceed twelve percent (12%) per year.

SURRENDER OF LEASE

21.  The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Lessor, terminate all or any existing subleases, or may, at the option of Lessor, operate as an assignment to Lessor of any or all such subleases.

TAXES

22.  The Lessee shall be liable for all taxes levied against any personal property and trade or business fixtures on the Premises.  The Lessee also agrees to pay, as additional rent, during the term of this Lease and any extensions thereof, all real estate taxes plus the yearly installments of any special assessments which are of record or which may become of record during the term of this Lease.  Within thirty (30) days after delivery to Lessee of Lessor’s invoice for taxes accompanied by a copy of a real estate tax bill, Lessee shall pay such taxes to Lessor.  If the Premises are a portion of a tax parcel or parcels and this Lease does not cover an entire tax parcel or parcels, the taxes and assessment installments allocated to the Premises shall be pro-rated on a square footage or other equitable basis, as calculated by the Lessor.  Lessee’s obligation under this paragraph will be pro-rated to reflect the commencement and termination dates of this Lease.  Notwithstanding the foregoing, Lessee shall not be required to pay any portion of any tax or assessment expense or any increase therein in excess of the amount which would be payable if such tax or assessment expense were paid in installments over the longest permitted term.

NOTICES

23.  All notices to be given to Lessee may be given in writing personally, by commercial overnight courier or by depositing the same in the United States mail, postage prepaid, and addressed to Lessee at the address below, or such other address as Lessee may, from time to time designate by giving notice in the manner specified in this paragraph.  Notices given in accordance with this paragraph shall be deemed received one business day after sent by commercial overnight courier, three business days after being deposited in the United States mail, or when delivered if delivered personally.  All notices to be given to Lessor may be given in writing personally or by depositing the same with a commercial overnight courier or in the United States mail, postage prepaid, and addressed to Lessor at the following address or such other address as Lessor may, from time to time designate:

If to Lessor:

ZIC 1212 Terra Bella LLC

c/o Renault & Handley

625 Ellis Street, Suite 101

Mountain View, CA 94043

Attn:  Geordie McKee

With notices to Lessor copied to:

ZIC 1212 Terra Bella LLC

c/o W A Zappettini Group, Inc.

300 Montgomery Street, Suite 1108

San Francisco CA 94104

Attn: John Zappettini

Notwithstanding the foregoing, notice by email shall be permitted in accordance with paragraphs 19(a) and (b), 24 and 35.6, and Lessee shall provide Lessor with its email contact information.

If to Lessee:

Iridex Corporation

1212 Terra Bella Avenue

Mountain View, CA 94043

Attn: Atabak Mokari, Chief Financial Officer

Email:Amokari@iridex.com

ENTRY BY LESSOR

24.  Lessee shall permit Lessor and its agents to enter into and upon the Premises at all reasonable times, and with not less than 24 hours advance notice given verbally or via email (except in cases of emergency when no notice shall be required), for the purpose of inspecting the same, for the purpose of showing the Premises to prospective buyers or, during the last six (6) months of the term, lessees, for the purpose of maintaining any portion of the Premises, or for the purpose of making repairs, alterations or additions to any other portion of the Premises, including the erection and maintenance of such scaffolding, canopies, fences and props as may be required without any rebate of rent and without any liability to Lessee for any loss of occupation or quiet enjoyment of the Premises thereby occasioned; and shall permit Lessor and his agents to place upon the Premises any usual or ordinary “For Sale” sign or, at any time within ninety (90) days prior to the expiration of this Lease, to place upon the Premises any “For Lease” sign.  Lessor and Lessor’s agents shall use commercially reasonable efforts to not unreasonably impair Lessee’s operations and to comply with Lessee’s reasonable security measures.

DESTRUCTION OF PREMISES

25.  In the event of damage or partial destruction of the Premises during the term of this Lease from any cause covered by insurance carried, or required to be carried, by Lessor under this Lease, Lessor shall forthwith repair the same, provided (a) Lessor has not terminated this Lease due to an Event of Default, (b) such repairs can, in Lessor’s reasonable judgment, be completed within one hundred eighty (180) days after such damage under the laws and regulations of State,

Federal, County or Municipal authorities, and (c) Lessee shall assign to Lessor the proceeds of the insurance Lessee is required to carry on its improvements and betterments in the Premises in accordance with paragraph 11.2.  Such damage or partial destruction shall in no way annul or void this Lease. Lessee shall be entitled to a proportionate reduction of rent while such repairs are being made, such proportionate reduction to be based upon the extent to which such damage and the making of such repairs shall interfere with the business carried on by Lessee in the Premises.  If the cause of such repairs is not so covered by insurance or cannot, in Lessor’s reasonable judgment, be completed within two hundred seventy (270) days after the damage or partial destruction, Lessor shall provide Lessee written notice thereof (“Lessor’s Damage Notice”) within sixty (60) days after such damage occurs and Lessor may, at its option, elect (and shall notify Lessee of such election in Lessor’s Damage Notice) to (a) make such repairs within a reasonable time, this Lease continuing in full force, or (b) terminate this Lease by notice to Lessee.  In the event that Lessor does not so elect to make such repairs because the damage is not covered by insurance or cannot be made in one hundred eighty (180) days under applicable laws and regulations, Lessee or Lessor may terminate this Lease by written notice to the other given within thirty (30) days after delivery of Lessor’s Damage Notice.  In respect to any partial destruction which Lessor is obligated to repair or may elect to repair under the terms of this paragraph, the provisions of Section 1932, Subdivision 2, and of Section 1933, Subdivision 4, of the Civil Code of the State of California are waived by Lessee.  In the event that the Building is damaged and the cost to repair the damage and restore the Building to its previous condition (including any required code upgrades) would, in Lessor’s reasonable judgment, exceed 33 1/3% of the replacement cost of the Building and other improvements on the Premises, Lessor may elect to terminate this Lease, whether the Premises are damaged or not.  A total destruction of the Building shall terminate this Lease.  In the event of any dispute between Lessor and Lessee relative to the provisions of this paragraph, such dispute shall be resolved by mandatory arbitration pursuant to the Commercial Arbitration Rules of the American Arbitration Association, using a panel of three (3) neutral arbitrators. The three arbitrators so selected shall hear and determine the controversy and their decision thereon shall be final and binding upon both Lessor and Lessee, who shall bear the cost of such arbitration equally between them.  Notwithstanding the foregoing in this Section 25, (a) Lessor shall not have the right to terminate this Lease if the damage is relatively minor (costing less than ten percent (10%) of the replacement cost of the Building to restore) or Lessor actually intends to restore the damage, and (b) if the Premises are damaged by any peril and Lessor does not terminate this Lease, then Lessee shall have the option to terminate this Lease if the Premises cannot in Lessor’s reasonable judgment be fully restored by Lessor to their prior condition within two hundred seventy (270) days after the damage.

ASSIGNMENT AND SUBLETTING

26.  The Lessee shall not assign, transfer, mortgage or hypothecate the leasehold estate under this Lease, or any interest therein, and shall not sublet the Premises, or any part thereof, or any right or privilege appurtenant thereto, or suffer any other person or entity to occupy or use the Premises, or any portion thereof, without, in each case, the prior written consent of the Lessor.  Lessor shall not unreasonably withhold its consent to a subletting or assignment.  Lessor may withhold its consent to any mortgage, hypothecation or other transfer in its sole discretion.  The Lessee shall, by thirty (30) days written notice, advise the Lessor of its intent to assign this Lease or sublet the Premises or any portion thereof for any part of the term hereof, which notice shall include a description of all of the material terms of such assignment or subletting, and a reasonably detailed description of the proposed assignee or sublessee and its business and financial condition.  Within fifteen (15) days after receipt of Lessee’s notice, Lessor shall either give approval to Lessee to assign the Lease or sublease the portion of the Premises described in Lessee’s notice, or notify Lessee of Lessor’s disapproval.  In addition, if Lessee proposes to assign this Lease or to sublease all of the Premises for all or substantially all of the remaining term, Lessor shall have the right to terminate this Lease effective upon the proposed effective date of the assignment or subletting specified in Lessee’s notice.  If the Lessor approves an assignment or subletting, the Lessee may, within sixty (60) days after receipt of the Lessor’s written approval, assign or sublet to the proposed assignee or sublessee on the proposed terms.  In the event Lessee is allowed to assign, transfer or sublet the whole or any part of the Premises, with the prior written consent of Lessor, then no assignee, transferee or sublessee shall assign or transfer this Lease, either in whole or in part, or sublet the whole or any part of the Premises, without also having obtained the prior written consent of the Lessor.  In the event of any approved assignment or subletting, Lessee shall pay to the Lessor, as additional rent, fifty percent (50%) of all assignment proceeds and rents received by the Lessee from its assignee or sublessee which are in excess of the amount payable by the Lessee to the Lessor hereunder, after deducting the amount of any market rate real estate brokerage commissions and reasonable attorney’s fees, and construction costs paid by Lessee in connection with the assignment or subletting.  Any sublessee must provide liability insurance as required under the Lease, naming as additional insureds Lessor and its property manager and the other parties specified in paragraph 11.1.  A consent of Lessor to one assignment, transfer, hypothecation, subletting, occupation or use by any other person shall not release Lessee from any of the Lessee’s obligations hereunder or be deemed to be a consent to any subsequent similar or dissimilar assignment, transfer, hypothecation, subletting, occupation or use by any other person.  Any such assignment, transfer, hypothecation, subletting, occupation or use without such consent shall be void and shall constitute a breach of this Lease by Lessee and shall, at the option of Lessor exercised by written notice to Lessee, terminate this Lease, in each case if it continues beyond applicable notice and cure periods.  The leasehold estate under this Lease shall not, nor shall any interest therein, be assignable for any purpose by operation of law without the written consent of Lessor.  As a condition to its consent, Lessor may require Lessee to pay all reasonable expenses incurred by Lessor in connection with the assignment, and Lessor may require Lessee’s assignee or sublessee to assume in writing all of the obligations under this Lease (or, as to a sublessee of a portion of the Premises, to assume all obligations applicable to such portion).  Lessee shall not amend any sublease in any material respect without the prior written consent of Lessor, which shall not be unreasonably withheld.  No assignment or sublease shall release Lessee from its obligations under this Lease.

Notwithstanding the foregoing, Lessee may, without Lessor’s consent and without being subject to the profit sharing and recapture provisions above, assign this Lease or sublet all or a portion of the Premises to (a) an entity which controls, is controlled by, or is under common control with, Lessee, (b) an entity related to Lessee by merger, consolidation or reorganization, or (c) a purchaser of a substantial portion or Lessee’s assets (each, a “Permitted Transfer”); provided that Lessee gives Lessor prior written notice (or, if prohibited by law or contract, notice promptly thereafter) of such Permitted Transfer and the material terms of such Permitted Transfer.  If requested by Lessor, Lessee or such transferee shall provide financial statements or other documentation substantiating its tangible net worth.  The phrase “controlling percentage” or “control” means the ownership of and the right to vote stock possessing more than fifty percent of the total combined voting power of all classes of Lessee’s capital stock issued, outstanding and entitled to vote for the election of directors.  If Lessee is a partnership, a withdrawal or change, voluntary, involuntary or by operation of Law, of any general partner, or the dissolution of the partnership, shall be deemed a voluntary assignment of Lessee’s interest in this Lease.

CONDEMNATION

27.  If any part of the Premises shall be taken for any public or quasi-public use, under any statue or by right of eminent domain or private purchase in lieu thereof, and a part thereof remains which is susceptible of occupation hereunder, this Lease shall, as to the part so taken, terminate as of the date title shall vest in the condemnor or purchaser, and the rent payable hereunder shall be adjusted so that the Lessee shall be required to pay for the remainder of the term only such portion of such rent as the value of the part remaining after such taking bears to the value of the entire Premises prior to such taking; but in such event Lessor shall have the option to terminate this Lease as of the date when title to the part so taken vests in the condemnor or purchaser.  If all of the Premises, or such part thereof be taken so that there does not remain a portion susceptible for occupation hereunder, this Lease shall thereupon terminate. If a part or all of the Premises be taken, all compensation awarded upon such taking shall go to the Lessor and the Lessee shall have no claim thereto.  Lessee may pursue a separate claim with the condemning authority for loss of goodwill, relocation and moving expenses only.

EFFECT OF CONVEYANCE

28.  The term “Lessor” as used in this Lease, means only the owner for the time being of the Premises, so that, in the event of any sale of the Premises, the Lessor shall be and hereby is entirely freed and relieved of all covenants and obligations of the Lessor hereunder which arise after such sale, and it shall be deemed and construed, without further agreement between the parties and the purchaser at any such sale, that the purchaser of the Premises has assumed and agreed to carry out any and all covenants and obligations of the Lessor hereunder arising after such sale.  If any security deposit was given by the Lessee to secure the faithful performance of all or any of the covenants of this Lease on the part of the Lessee, the Lessor shall transfer and deliver the security, as such, to the purchaser at any such sale, and thereupon the Lessor shall be discharged from any further liability with respect thereto.  Upon the written request of Lessor, Lessee shall execute an estoppel certificate as may be required in connection with any such sale.

SUBORDINATION

29.  Subject to the terms of this Section 29, Lessee agrees that this Lease shall be subject and subordinate to any mortgage, deed of trust or other instrument of security which has been or shall be placed on the Building or the Premises, and this subordination is hereby made effective without any further act of Lessee.  The Lessee shall, at any time hereinafter, on demand, execute any instruments, releases, estoppel certificates, or other documents that may be required by any mortgagee, mortgagor, or trustor or beneficiary under any deed of trust for the purpose of subjecting and subordinating this Lease to the lien of any such mortgage, deed of trust or other instrument of security, and the failure of the Lessee to execute any such instruments, releases or documents, shall constitute a default hereunder after the expiration of applicable notice and cure periods.  Notwithstanding Lessee’s obligations under this paragraph 29, the subordination of the Lease shall be conditioned upon Lessee’s receipt from any such lender of a recognition agreement, on the lender’s standard form (subject to reasonable comments by Lessee, provided that in the event of any disagreement between Lessee and the lender regarding such comments, the requirements of the lender shall control), and no mortgagee, trustee or beneficiary under any deed of trust or other instrument of security which may be placed on the Premises shall have the right to terminate the Lease or disturb Lessee’s occupancy thereunder so long as no Event of Default has occurred and is continuing under this Lease.  If requested by Lessor, Lessee shall promptly provide Lessor with the most recent annual financial statements of Lessee or, if financial statements of Lessee are not available, then financial statements of Lessee’s parent corporation or other parent entity. Any such financial statements (other than those that are publicly available) received by Lessor shall be held in confidence except for (i) review by Lessor’s actual or prospective lenders, investors, consultants, attorneys, accountants, agents, brokers, and insurers, provided that Lessor instructs such parties to keep such materials confidential, (ii) as otherwise required by applicable laws, governmental decree or any rule, regulation or decree of any interested governmental body or legally compelled by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process; (iii) in any suit, action, arbitration or other proceeding between the parties or arising out of or related to this Lease; or (iv) any such information that is a matter of public record.

WAIVER

30.  The waiver by Lessor of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition therein contained.  The subsequent acceptance of rent hereunder by Lessor shall not be deemed to be a waiver of any preceding breach by Lessee of any term, covenant or condition of this Lease, other than the failure of Lessee to pay the particular rental so accepted, regardless of Lessor’s knowledge of such preceding breach at the time of acceptance of such rent.

HOLDING OVER

31.  Any holding over after the expiration or other termination of the term of this Lease with the written consent of Lessor, which may be granted or withheld in Lessor’s sole and absolute discretion, shall be construed to be a tenancy from month-to-month, at a rental to be negotiated by Lessor and Lessee prior to the expiration of said term, and shall otherwise be on the terms and conditions herein specified, so far as applicable.  Any holding over after the expiration or other termination of the term of this Lease without the written consent of Lessor shall be construed to be a tenancy at sufferance on all the terms set forth herein, except that the Base Monthly Rent shall be an amount equal to one hundred fifty percent (150%) of the Base Monthly Rent payable by Lessee immediately prior to such holding over.

SUCCESSORS AND ASSIGNS

32.  The covenants and conditions herein contained shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of all of the parties hereto; and all of the parties hereto shall be jointly and severally liable hereunder.

TIME

33.  Time is of the essence of this Lease.

MARGINAL CAPTIONS; COMPLETE AGREEMENT; AMENDMENT; CONSENT

34.  The marginal headings or titles to the paragraphs of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part thereof.  This instrument is the complete and integrated agreement between the parties hereto and may not be modified orally or in any other manner than by an agreement in writing signed by all of the parties hereto or their respective successors in interest.  Whenever this Lease requires an approval, consent, determination or judgment by either Lessor or Lessee, unless another standard is expressly set forth, such approval, consent, determination or judgment and any conditions imposed thereby shall be reasonable and shall not be unreasonably withheld or delayed.

ENVIRONMENTAL OBLIGATIONS

35.  Lessee’s obligations under this paragraph 35 shall survive the expiration or termination of this Lease.

35.1  As used herein, the term “Hazardous Materials” shall mean any toxic or hazardous substance, material or waste or any pollutant or infectious or radioactive material, including but not limited to those substances, materials or wastes regulated now or in the future under any of the following statutes or regulations and any and all of those substances included within the definitions of “hazardous substances, “ “hazardous materials,” “hazardous waste,” “hazardous chemical substance or mixture,” “imminently hazardous chemical substance or mixture,” “toxic substances,” “hazardous air pollutant,” “toxic pollutant,” or “solid waste” in the (a) Comprehensive Environmental Response, Compensation and Liability Act of 1990 (“CERCLA” or “Superfund”), as amended by the Superfund Amendments and Reauthorization Act of 1986 (“SARA”), 42 U.S.C. § 9601 et seq., (b) Resource Conservation and Recovery Act of 1976 (“RCRA”), 42 U.S.C. § 6901 et seq., (c) Federal Water

Pollution Control Act (“FSPCA”), 33 U.S.C. § 1251 et seq., (d) Clean Air Act (“CAA”), 42 U.S.C. § 7401 et seq., (e) Toxic Substances Control Act (“TSCA”), 14 U.S.C. § 2601 et seq., (f)  Hazardous Materials Transportation Act, 49 U.S.C. § 1801, et seq., (g) Carpenter-Presley-Tanner Hazardous Substance Account Act (“California Superfund”), Cal. Health & Safety Code § 25300 et seq., (h) California Hazardous Waste Control Act, Cal. Health & Safety code § 25100 et seq., (i) Porter-Cologne Water Quality Control Act (“Porter-Cologne Act”), Cal. Water Code § 13000 et seq., (j) Hazardous Waste Disposal Land Use Law, Cal. Health & Safety codes § 25220 et seq., (k) Safe Drinking Water and Toxic Enforcement Act of 1986 (“Proposition 65”), Cal. Health & Safety code § 25249.5 et seq., (l) Hazardous Substances Underground Storage Tank Law, Cal. Health & Safety code § 25280 et seq., (m) Air Resources Law, Cal. Health & Safety Code § 39000 et seq., and (n) regulations promulgated pursuant to said laws or any replacement thereof, or as similar terms are defined in the federal, state and local laws, statutes, regulations, orders or rules.  The term “Hazardous Materials” shall also mean any and all other biohazardous wastes and substances, materials and wastes which are, or in the future become, regulated under applicable Laws for the protection of health or the environment, or which are classified as hazardous or toxic substances, materials or wastes, pollutants or contaminants, as defined, listed or regulated by any federal, state or local law, regulation or order or by common law decision.  The term “Hazardous Materials” shall include, without limitations, (i) trichloroethylene, tetrachloroethylene, perchloroethylene and other chlorinated solvents, (ii) any petroleum products or fractions thereof, (iii) asbestos, (iv) polychlorinated biphenyls, (v) flammable explosives, (vi) urea formaldehyde, (vii) radioactive materials and waste, and (viii) materials and wastes that are harmful to or may threaten human health, ecology or the environment.

35.2 Lessee acknowledges that the Premises are adjacent to or near a groundwater contamination plume originating from various nearby properties designated as Federal Superfund sites, including 1250 West Middlefield Road and 1300 Terra Bella Avenue, formerly operated by Spectra-Physics Laser, Inc. and/or Teledyne Semiconductor. It has been determined that the plume contains volatile organic compounds (VOCs), the vapors of which can migrate through soil. Since the 1980’s, the San Francisco Bay Regional Water Quality Control Board has been and continues to be the lead agency for regulatory actions taken at the

Spectra-Physics and Teledyne sites. Teledyne Semiconductor, Spectra-Physics, and their respective corporate successors, including ThermoFisher Scientific, have investigated and conducted, and continue to investigate and conduct, remediation and monitoring activities at and downgradient of their respective sites. Additional information concerning these sites is available at the following: https://geotracker.waterboards.ca.gov/profile_report.asp?global_id=SL721201221.

35.3Notwithstanding anything to the contrary in this Lease, Lessee, at its sole cost, shall comply with all Laws relating to the storage, use and disposal of Hazardous Materials; provided, however, that Lessee shall not be responsible for remediating or paying for the remediation of any contamination of the Premises by Hazardous Materials except to the extent caused or exacerbated in whole or in part by Lessee or its agents, employees, contractors or other invitees.  Lessee shall not store, use or dispose of any Hazardous Materials except for those Hazardous Materials (“Permitted Materials”) which are either (a) normal quantities of ordinary office supplies or cleaning supplies, or (b) approved in writing by Lessor and, if required by law, listed in a Hazardous Materials management plan (“HMMP”) which Lessee shall submit to appropriate government authorities as and when required under applicable Laws, with a copy to Lessor.  Lessee may use, store and dispose of Permitted Materials provided that (i) such Permitted Materials are used, stored, transported, and disposed of in strict compliance with applicable Laws, and (ii) as to Permitted Materials described in clause (b) above, such Permitted Materials shall be limited to the materials listed on and may be used only in the quantities specified in the HMMP, or in the case of Hazardous Materials not required by law to be included in an HMMP, quantities of such materials approved in writing by Lessor.  In no event shall Lessee cause or permit its agents, employees, contractors or other invitees to cause to be discharged into the plumbing or sewage system of the Premises or onto the land underlying or adjacent to the Premises any Hazardous Materials.  If the presence of Hazardous Materials on the Premises caused or exacerbated by Lessee or its agents, employees, contractors or other invitees results in contamination or deterioration of water or soil, then Lessee shall promptly take any and all action necessary to clean up such contamination, but the foregoing shall in no event be deemed to constitute permission by Lessor to allow the presence of such Hazardous Materials.

35.4 Upon receiving notice or becoming aware thereof, Lessee shall immediately notify Lessor in writing of:

(a)  Any enforcement, cleanup, removal, or other governmental or regulatory action instituted, completed or threatened against Lessee related to any Hazardous Materials;

(b)  Any claim made or threatened by any person against Lessee or the Premises relating to damage, contribution, cost recovery compensation, loss or injury resulting from or claimed to result from any Hazardous Materials; and,

(c)  Any reports made to any environmental agency arising out of or in connection with any Hazardous Materials in, discharged at, or removed from the Premises, including any complaints, notices, warnings or asserted violations in connection therewith.

Lessee shall also supply to Lessor as promptly as possible, and in any event within five (5) business days after Lessee first receives or sends the same, with copies of all claims, reports, complaints, notices, warnings or asserted violations related in any way to the existence of Hazardous Materials at, in, under or about the Premises or Lessee’s use thereof.  Lessee shall, upon Lessor’s request, promptly deliver to Lessor copies of any documents or information relating to the use, storage or disposal of Hazardous Material on or from the Premises.

35.5  Upon termination or expiration of this Lease, Lessee at its sole expense shall cause all Hazardous Materials placed in or about the Premises, by Lessee, its agents, contractors, employees or other invitees, and all installations (whether interior or exterior) made by or on behalf of Lessee relating to the storage, use, disposal or transportation of Hazardous Materials to be removed from the Premises and transported for use, storage or disposal in accordance and compliance with all Laws and other requirements respecting Hazardous Materials used or permitted to be used by Lessee.  In the event Lessee uses or stores Hazardous Materials in the Premises (other than normal quantities of ordinary office supplies or cleaning supplies), Lessee shall apply for and shall obtain from all appropriate regulatory authorities (including any applicable fire department or regional water quality control board) all permits approvals and clearances necessary for the closure of the Premises and shall take all other actions as may be required to complete the closure of the Premises.  In addition, if Lessor has a reasonable basis for suspecting the presence of Hazardous Materials in the soil or surface or ground water in, on, under, or about the Premises, which has been caused by or resulted from or is exacerbated by the activities of Lessee, its agents, employees contractors, or other invitees, then prior to vacating the Premises, Lessee shall undertake and submit to Lessor an environmental site assessment from an environmental consulting company reasonably acceptable to Lessor which site assessment shall evidence Lessee’s compliance with this paragraph 35.

35.6  At any time prior to expiration of the Lease term, subject to reasonable prior written notice (not less than forty-eight (48) hours) and Lessee’s reasonable security requirements and provided such activities do not unreasonably interfere with the conduct of Lessee’s business at the leased Premises, Lessor and its agents shall have the right to enter in and upon the Premises in order to conduct appropriate tests of water and soil to determine whether levels of any Hazardous Materials in excess of legally permissible levels has occurred as a result of Lessee’s use thereof.  Lessor shall furnish copies of all such test results and reports to Lessee and, at Lessee’s option and cost, shall permit split sampling for testing and analysis by Lessee.  Such testing shall be at Lessee’s expense if Lessor has a reasonable basis for suspecting and confirms the presence of Hazardous Materials in the soil or surface or ground water in, on, under, or about the Premises, which has been caused by or resulted from the activities of Lessee, its agents, employees, contractors, or other invitees.

35.7 Lessor may voluntarily cooperate at its sole cost (or at Lessee’s cost if the need for such cooperation arises because of the acts or omissions of Lessee or its agents, employees or contractors in violation of this Lease) in a reasonable manner with the efforts of all governmental agencies in reducing actual or potential environmental damage so long as the same do not unreasonably interfere with Lessee’s use of the Premises.  Lessee shall not be entitled to terminate this Lease or to any reduction in or abatement of rent by reason of such compliance or cooperation.  Lessee agrees at all times to cooperate fully with the requirements and reasonable recommendations of governmental agencies regulating, or otherwise involved in, the protection of the environment.

35.8  Lessee shall indemnify, defend by counsel reasonably acceptable to Lessor, protect and hold Lessor and each of Lessor’s partners, employees, agents, attorney’s, successors, and assignees, free and harmless from and against any and all claims, damages, liabilities, penalties, forfeitures, losses or expenses (including reasonable attorney’s fees) or death of or injury to any person or damage to any property whatsoever arising from or caused in whole or in part, directly or indirectly by (A) the presence in, or under or about the Premises or discharged or migrating in or from the Premises of any Hazardous Materials caused in whole or in part by Lessee, its agents, employees, invitees, contractors, assignees, or sublessees, or the use, analysis, storage, transportation, disposal, release, threatened release, discharge, migration or generation of Hazardous Materials to, in, on, under, about or from the Premises by Lessee, or its agents, employees, invitees, contractors, assignees, or sublessees, or (B) Lessee’s failure to comply with any Hazardous Materials Law as required herein or the provisions of this paragraph 35.  Lessee’s obligations hereunder shall include, without limitation, whether foreseeable or unforeseeable, all costs, including without limitation fees of Lessor’s attorneys and consultants, in connection with any required or necessary repair, cleanup or detoxification or decontamination of the Premises which resulted from the activities of Lessee, its agents, employees, invitees, contractors, assignees, or sublessees, and the preparation and implementation of any closure, remedial action or other required plans in connection therewith, and shall survive the expiration or earlier termination of the term of this Lease.  For purposes of indemnity provision hereof, any actions or omissions of Lessee or by employees, agents, assignees, sublessees, contractors or subcontractors of Lessee or others acting for or on behalf of Lessee (whether or not they are negligent, intentional, willful or unlawful) shall be strictly attributable to Lessee.

35.9  Notwithstanding anything in this Lease to the contrary, under no circumstance shall Lessee be liable for claims, damages, liabilities, penalties, forfeitures, losses or expenses (including reasonable attorney’s fees) arising out of the presence of any Hazardous Material present on or about the Premises except to the extent caused in whole or in part by Lessee or its agents, employees, contractors or other invitees.

IMPROVEMENTS ALLOWANCE

36.  If, and only if, Lessee satisfies the other conditions of this paragraph 36, Lessee shall be entitled to a one-time tenant improvement allowance (the “Allowance”) in the amount of One Hundred Fifty Thousand Dollars ($150,000) to be applied toward the Allowance Items (defined below).  Lessor acknowledges that Lessee may perform multiple projects of Alterations and that the Allowance shall be available at the end of each such project to pay for such project, so long as the aggregate amount for which Lessee seeks reimbursement for a particular project or series of projects is not less than $25,000.00, provided that in connection with any all requests for reimbursement, in no event shall Lessor be required to reimburse Lessee (taking into account all reimbursements then-being made or previously made) for more than the total amount of the Allowance nor shall Lessee be required to make more than six (6) reimbursements for all projects.  Subject to the terms and conditions in this paragraph 36, the Allowance shall be paid, if at all, within thirty (30) days after Lessee’s completion of each project of Lessee’s Alterations and the satisfaction of the conditions set forth below.  Lessee shall be responsible for all costs associated with making any Alterations, including the costs of the Allowance Items, to the extent such costs exceed the lesser of (a) the Allowance, or (b) the aggregate amount that Lessor is required to disburse for such purpose pursuant to this paragraph 36.  Notwithstanding the foregoing, in connection with Lessee’s performance of the Alterations, Lessor shall be responsible, in addition to the Allowance, for costs incurred to remediate Hazardous Materials on or about the Premises to the extent such remediation is required under applicable Laws and is not the result of Hazardous Materials released, emitted, or introduced to the Premises by Lessee, or its employees, agents, contractors or other invitees. Lessee shall promptly notify Lessor in writing if Lessee discovers any Hazardous Materials in connection with the making of any Alterations and shall not take any action or permit its employees, agents, contractors or other invitees to take any action with respect thereto that will exacerbate the presence of such Hazardous Materials.  Notwithstanding any contrary provision of this Agreement, if Lessee fails to use the entire Allowance within twenty-four (24) months after the Commencement Date, the unused amount shall revert to Lessor and Lessee shall have no further rights with respect thereto.  The Allowance is personal to Lessee and may not be transferred or assigned.  In no event shall Lessor be required to disburse any of the Allowance if an Event of Default has occurred and is continuing.

Except as otherwise provided in this paragraph 36, the Allowance shall be disbursed by Lessor only for the following items (the “Allowance Items”):  (a) the fees of Lessee’s architect and engineers, if any, in connection with Alterations made by Lessee and any fees reasonably incurred by Lessor for review of Lessee’s plans and specifications (the “Plans”) by Lessor’s third party consultants; (b) plan-check, permit and license fees relating to performance of any Alterations; and (c) the cost of performing the Alterations and contractors’ fees and general conditions.  The Allowance shall not be used for personal property, moving expenses or signage.

Subject to the terms of this paragraph 36, Lessor shall disburse the Allowance for Allowance Items on a per-project basis by delivering a check to Lessee within thirty (30) days after the latest of (a) the completion of the Alterations in accordance with the approved plans and specifications; (b) Lessor’s receipt of (i) paid invoices from all parties providing labor or materials to the Premises; (ii) if applicable, the recording of a notice of completion in accordance with Section 8182 of the Civil Code of the State of California (iii) the delivery to Lessor of properly executed unconditional mechanics lien releases in compliance with both California Civil Code Section 8132 and Section 8134 from Lessee’s general contractor, subcontractors and material suppliers and any other party which has lien rights in connection with the construction of the Alterations; (iv) delivery to Lessor of a certificate from Lessee’s architect, in a form reasonably acceptable to Lessor, certifying that the Alterations have been completed in accordance with the approved plans; and (v) evidence that all governmental approvals required for Lessee to legally occupy the Premises have been obtained; (c) Lessee’s delivery to Lessor of “as built” drawings (in CAD format, if requested by Lessor); (d) Lessee’s compliance with Lessor’s standard “close‑out” requirements regarding city approvals, closeout tasks, Lessee’s contractor, financial close-out matters, and Lessee’s vendors; (g) Lessee’s payment of all rent (including operating expenses and other additional rent) due as of the date any request for reimbursement is made; and (e) the absence of any Event of Default by Lessee under this Lease.  Lessor’s disbursement shall not be deemed Lessor’s approval or acceptance of the Alterations.

THIS LEASE HAS BEEN PREPARED FOR SUBMISSION TO YOUR ATTORNEY WHO WILL REVIEW THE DOCUMENT AND ASSIST YOU TO DETERMINE WHETHER YOUR LEGAL RIGHTS ARE ADEQUATELY PROTECTED.  RENAULT & HANDLEY IS NOT AUTHORIZED TO GIVE LEGAL AND TAX ADVICE.  NO REPRESENTATION OR RECOMMENDATION IS MADE BY RENAULT & HANDLEY OR ITS AGENTS OR EMPLOYEES AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT OR TAX CONSEQUENCES OF THIS DOCUMENT OR ANY TRANSACTION RELATING THERETO.  THESE ARE QUESTIONS FOR YOUR ATTORNEY WITH WHOM YOU SHOULD CONSULT BEFORE SIGNING THIS DOCUMENT.

[Signatures follow on next page]

IN WITNESS WHEREOF, Lessor and Lessee have executed these presents as of the date set forth below.

LESSOR  LESSEE

ZIC 1212 TERRA BELLA LLC, a California limited liability company

By: ZAPPETTINI INVESTMENT COMPANY, a California general partnership,

Its: Manager

By: W.A. Zappettini Group, Inc., a California corporation

Its: Manager

       By:/s/ JOHN J. ZAPPETTINI

             John J. Zappettini

             President

Its:  Managing General Partner

By: McKee Development Company   Investors, LLC,

a California limited liability company,

Its: Manager

      By: /s/ GEORGE M. MCKEE

            George M. McKee,     Managing Member

Date: April 26, 2017

Iridex Corporation, a Delaware corporation

By: /s/ WILLIAM M. MOORE

     William M. Moore

Its: President and Chief Executive Officer

Date: April 26, 2017

By: /s/ ATABAK MOKARI

    Atabak Mokari

Its: Chief Financial Officer and Vice President of Corporate Development

Date: April 26, 2017

EXHIBIT A

PLAT DEPICTING PREMISES